As filed with the Securities and Exchange Commission on March 1, 2019

Registration No. 333-228154

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

ON FORM S-3

TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNIVAR INC.

(Exact name of registrant as specified in its charter)

Delaware	5169	26-1251958
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3075 Highland Parkway, Suite 200

Downers Grove, Illinois 60515

(331) 777-6000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey W. Carr, Esq.

Senior Vice President, General Counsel & Corporate Secretary

3075 Highland Parkway, Suite 200

Downers Grove, Illinois 60515

(331) 777-6000

(Name, address, and telephone number, including area code, of agent for service)

With a copy to:

Andrew R. Brownstein, Esq.

John L. Robinson, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

(212) 403-1000

Approximate date of commencement of proposed sale to the public: From time to time.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(13) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Emerging growth company	☐

		Smaller reporting company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $0.01 par value per share	7,628,813(1)	(2)	(2)	(2)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, the shares of common stock being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares of common stock being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

This Post-Effective Amendment No. 1 on Form S-3 covers securities that were originally registered on Univar Inc.’s Registration Statement on Form S-4 (File No. 333-228154), as amended prior to the effective date thereof. All filing fees payable in connection with the issuance of these securities were previously paid in connection with the filing of the Registration Statement on Form S-4, to which this Post-Effective Amendment No. 1 relates.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Univar Inc. (“Univar”) hereby amends its Registration Statement on Form S-4 (Registration No. 333-228154) originally filed on November 2, 2018, as amended by Amendment No. 1 thereto, filed on December 14, 2018, and Amendment No. 2 thereto, filed on January 9, 2019 (as so amended, the “Form S-4“), by filing this Post-Effective Amendment No. 1 on Form S-3 (the “Form S-3”).

On February 28, 2019, Univar completed its previously announced acquisition of Nexeo Solutions, Inc., a Delaware corporation (“Nexeo”), pursuant to the Agreement and Plan of Merger Agreement, dated September 17, 2018 (the “Merger Agreement”), among Nexeo, Univar, Pilates Merger Sub I Corp, a Delaware corporation and direct wholly owned subsidiary of Univar (“Merger Sub I”), and Pilates Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Univar (“Merger Sub II”).

This Form S-3 relates to the offer and sale of an aggregate of up to 7,628,813 shares of common stock, par value $0.01 per share, of Univar (“Univar Common Stock”), issuable upon the exercise of 50,025,000 outstanding warrants of Nexeo, which were assumed by a wholly owned subsidiary of Univar pursuant to the Merger Agreement (as described herein). All such shares of Univar Common Stock underlying such warrants were originally registered by Univar on the Form S-4, which became effective on January 29, 2019.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 1, 2019

PROSPECTUS

UNIVAR INC.

7,628,813 SHARES OF COMMON STOCK

On February 28, 2019, Univar completed its previously announced acquisition of Nexeo Solutions, Inc., a Delaware corporation (“Nexeo”), pursuant to the Agreement and Plan of Merger Agreement, dated September 17, 2018 (the “Merger Agreement”), among Nexeo, Univar, Pilates Merger Sub I Corp, a Delaware corporation and direct wholly owned subsidiary of Univar (“Merger Sub I”), and Pilates Merger Sub II LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Univar (“Merger Sub II”). Pursuant to the terms of the Merger Agreement, Merger Sub I merged with and into Nexeo (the “Initial Merger”), with Nexeo surviving the Initial Merger as a wholly owned subsidiary of Univar, and (ii) immediately following the Initial Merger, Nexeo merged with and into Merger Sub II (the “Subsequent Merger” and together with the Initial Merger, the “Mergers”), with Merger Sub II surviving as the surviving company in the Subsequent Merger.

Each full share of common stock, par value $0.0001 per share, of Nexeo (the “Nexeo Common Stock”) issued and outstanding immediately prior to the effective time of the Initial Merger (such time, the “Initial Effective Time”) (other than (i) Nexeo Common Stock owned by Univar, Nexeo or any direct or indirect wholly owned subsidiary of Nexeo or Univar (including Merger Sub I and Merger Sub II) and (ii) Nexeo Common Stock owned by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to the Delaware General Corporations Law) was converted into the right to receive (A) the Cash Consideration, described below, and (B) 0.305 of a share of common stock, par value $0.01 per share, of Univar (the “Univar Common Stock”) (the “Stock Consideration” and, together with the Cash Consideration and any cash in lieu of fractional shares of Univar Common Stock, the “Merger Consideration”).

Pursuant to the terms of the Merger Agreement, the “Cash Consideration” was $3.02 per share of Nexeo Common Stock, which amount reflects a reduction by $0.27 per share of Nexeo Common Stock based on the closing price of Univar Common Stock on February 27, 2019, the day prior to the closing of the Mergers.

Pursuant to the Merger Agreement, as described in the Registration Statement on Form S-4 (Registration No. 333-228154) as amended by Amendment No. 1 thereto, filed on December 14, 2018, and Amendment No. 2 thereto, filed on January 9, 2019 (the “Form S-4”), which became effective on January 29, 2019, at the Initial Effective Time, each outstanding and unexercised warrant to purchase shares of Nexeo Common Stock issued by Nexeo (each, a “Nexeo Warrant”) was assumed by Merger Sub II. Following the Initial Effective Time, each Nexeo Warrant is exercisable for 0.1525 shares of Univar Common Stock and $1.51 in cash, which represents the Merger Consideration that would have been payable in respect of the one-half (1/2) share of Nexeo Common Stock that the holder of each warrant would have been entitled to receive had such holder exercised such Nexeo Warrant immediately prior to the Initial Effective Time, upon the terms and conditions specified in the Nexeo Warrants and the Warrant Agreement, dated as of June 5, 2014, by and between WL Ross Holding Corp and Continental Stock Transfer & Trust Company, filed as Exhibit 4.1 to Nexeo’s Current Report on Form 8-K filed on June 16, 2014 (the “Nexeo Warrant Agreement”). Effective February 28, 2019, Univar appointed Equiniti Trust Company (“Equiniti”) as successor warrant agent pursuant to Section 8.2.1 (Appointment of Successor Warrant Agent) of the Nexeo Warrant Agreement, and Equiniti assumed the obligations of the Warrant Agent under the Nexeo Warrant Agreement.

Following the effective time of the Initial Merger, Univar may elect to cause the Nexeo Warrants to be exercisable only on a “cashless” basis as described in the Nexeo Warrants and the Nexeo Warrant Agreement.

Based on a price per share for Univar Common Stock of $23.29, the closing trading price of Univar Common Stock on the New York Stock Exchange on February 27, 2019, the last full trading day prior to the filing of the certificate of merger in connection with the Initial Merger, 70.1% of the Merger Consideration received by the holders of the Nexeo Common Stock in the Initial Merger was payable in the form of Univar Common Stock.

The Nexeo Warrants expire on 5:00 p.m., New York time, on June 9, 2021, or earlier upon redemption or liquidation.

This prospectus relates to the offer and sale of an aggregate of up to 7,628,813 shares of Univar Common Stock which are issuable upon the exercise of 50,025,000 outstanding Nexeo Warrants.

Shares of Univar Common Stock are traded under the symbol “UNVR” on the New York Stock Exchange.

Investing in these securities involves risks. See “Risk Factors ” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 1, 2019

ii

i

ABOUT THIS PROSPECTUS

Unless the context otherwise requires, references in this prospectus to “Univar,” “we” and “us” refer to Univar Inc. and its subsidiaries, including Merger Sub II.

The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Certain Information by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with different information or to make any representations other than those contained or incorporated by reference into this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation.

You should not assume that the information incorporated by reference or provided in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us is accurate as of any date other than the date on the front cover of those documents. Our business, financial condition, results of operations and prospectus may have changed since that date.

ii

PROSPECTUS SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of Univar Common Stock. You should read this entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q, the section entitled “Risk Factors” in our Registration Statement on Form S-4 (Registration No. 333-228154) and our financial statements and the notes thereto incorporated by reference into this prospectus before making an investment decision.

Univar Inc.

Our Company

We are a leading global chemical and ingredients distributor and provider of specialty services. We purchase chemicals from thousands of chemical producers worldwide and warehouse, repackage, blend, dilute, transport and sell those chemicals to more than 100,000 customer locations across approximately 130 countries. Our specialized services include e-commerce and digital marketing of chemicals for our producers, chemical waste removal and ancillary services, on-site storage of chemicals for our customers, and support services for the agricultural and pest control industries. We derive competitive advantage from our scale, broad product offering, leading digital solutions, technical expertise, specialized services, long-standing relationships with leading chemical producers and our industry leading safety record.

The global chemical distribution industry is large and fragmented with thousands of distributors but represents a relatively small portion of the total chemical industry. While the total chemical industry is projected to grow at rates about equal to the growth of the gross national product of countries we operate in around the world, the distributed chemicals portion of the market is projected to grow faster as producers and customers increasingly realize the benefits of outsourcing. Chemical producers rely on us to warehouse, repackage, transport and sell their products as a way to expand their market access, enhance their geographic reach, lower their costs and grow their business. Customers who purchase products and services from us benefit from a lower total cost of ownership, as they are able to simplify their chemical sourcing process and outsource functions to us such as just-in-time availability of the right product, packaging, mixing, blending and technical expertise. They also rely on us for safe delivery and off-loading of chemicals that is fully compliant with increasing local and federal regulations.

We maintain strong, long-term relationships with our producers and our customers, many of which span decades. We source materials from thousands of producers worldwide, including premier global leaders. For the year ended December 31, 2018, our 10 largest producers accounted for approximately 27 percent of our total chemical purchases. Similarly, we sell products to thousands of customers globally, ranging from small and medium-sized businesses to large industrial customers. For the year ended December 31, 2018, our top 10 customers accounted for approximately 10 percent of our consolidated net sales. Globally, we service our customers with highly responsive on-time delivery.

Univar is a Delaware corporation. Its principal executive offices are located at 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515, and its telephone number is (331) 777-6000.

Nexeo Warrants

On February 28, 2019, pursuant to the terms of the Merger Agreement, Merger Sub I merged with and into Nexeo in the Initial Merger, with Nexeo surviving the Initial Merger as a wholly owned subsidiary of Univar, and immediately following the Initial Merger, Nexeo merged with and into Merger Sub II in the Subsequent Merger, with Merger Sub II surviving as the surviving company in the Subsequent Merger.

Following the Initial Effective Time, each Nexeo Warrant is exercisable for 0.1525 shares of Univar Common Stock and $1.51 in cash, which represents the Merger Consideration that would have been payable in respect of the one-half (1/2) share of Nexeo Common Stock that the holder of each warrant would have been entitled to receive had such holder exercised such Nexeo Warrant immediately prior to the Initial Effective Time, upon the terms and conditions specified in the Nexeo Warrants and the Nexeo Warrant Agreement. Following the effective time of the Initial Merger, Univar may elect to cause the Nexeo Warrants to be exercisable only on a “cashless” basis as described in the Nexeo Warrants and the Nexeo Warrant Agreement.

Based on a price per share for Univar Common Stock of $23.29, the closing trading price of Univar Common Stock on the New York Stock Exchange on February 27, 2019, the last full trading day prior to the filing of the certificate of merger in connection with the Initial Merger, 70.1% of the Merger Consideration received by the holders of the Nexeo Common Stock in the Initial Merger was payable in the form of Univar Common Stock.

Effective February 28, 2019, Univar appointed Equiniti as successor warrant agent pursuant to Section 8.2.1 (Appointment of Successor Warrant Agent) of the Nexeo Warrant Agreement, and Equiniti assumed the obligations of the Warrant Agent under the Nexeo Warrant Agreement. The Nexeo Warrants expire on 5:00 p.m., New York time, on June 9, 2021, or earlier upon redemption or liquidation.

THE OFFERING

Issuer	Univar Inc.

Univar Common Stock	This prospectus relates to the offer and sale of an aggregate of up to 7,628,813 shares of Univar Common Stock which are issuable upon the exercise of 50,025,000 outstanding Nexeo Warrants.

Use of proceeds	We will not receive any proceeds from the sale of shares of Univar Common Stock covered by this prospectus other than proceeds from the exercise of the Nexeo Warrants whose underlying shares of Univar Common Stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

Warrant Agent	Effective February 28, 2019, Univar appointed Equiniti as successor warrant agent pursuant to Section 8.2.1 (Appointment of Successor Warrant Agent) of the Nexeo Warrant Agreement, and Equiniti assumed the obligations of the Warrant Agent under the Nexeo Warrant Agreement.

Risk factors	See “Risk Factors” for a discussion of factors you should consider carefully before deciding to invest in our common stock.

NYSE trading symbol	“UNVR”

RISK FACTORS

Investing in Univar is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Univar’s Annual Report on Form 10-K for the year ended December 31, 2018 under the section entitled “Item 1A. Risk Factors,” from time to time in other filings with the SEC, and from the Form S-4 under the section entitled “Risk Factors.” We encourage you to read such risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of shares of Univar Common Stock to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements included or incorporated by reference into this joint proxy and consent solicitation statement/prospectus that are not historical in nature are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements relate to information or assumptions about the timing of completion of the proposed merger transactions, the expected benefits of the proposed merger transactions, management’s plans, projections and objectives for future operations, scale and performance, integration plans and expected cost savings therefrom, and anticipated future financial and operating performance results, including operating margin or gross margin improvements, capital and other expenditures, cash flow, dividends, restructuring and other project costs and debt ratings, among other things. Forward-looking statements are accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “objective,” “outlook,” “plan,” “project,” “possible,” “potential,” “should” and similar expressions. Statements regarding future events or the future performance or results inherently are subject to a variety of risks, contingencies and other uncertainties that could cause actual results, performance or achievements to differ materially from those described in or implied by the forward-looking statements. The risks, contingencies and other uncertainties could have a material adverse effect on the results of operations, cash flows and financial position of Univar following the merger transactions and any anticipated benefits of the merger transactions to Univar following the merger transactions.

These forward-looking statements speak only as of the date of this prospectus. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. You should, however, review additional disclosures we make in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Univar Common Stock covered by this prospectus other than proceeds from the exercise of the Nexeo Warrants whose underlying shares of Univar Common Stock are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the Nexeo Warrants will be exercised.

PLAN OF DISTRIBUTION

We are registering the offer and sale of an aggregate of up to 7,628,813 shares of Univar Common Stock which are issuable upon the exercise of 50,025,000 outstanding Nexeo Warrants.

Subject to the terms of the Nexeo Warrants, shares of Univar Common Stock will be issued to the warrant holder that elects to exercise and provide payment of the exercise price. We do not know if or when the any of the Nexeo Warrants will be exercised. We also do not know whether any of the shares of Univar Common Stock acquired upon exercise of any Nexeo Warrants will subsequently be resold. We are not using an underwriter in connection with this offering.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Wachtell, Lipton Rosen & Katz.

EXPERTS

The audited consolidated financial statements of Univar appearing in Univar’s Annual Report on Form 10-K for the year ended December 31, 2018, and the effectiveness of Univar’s internal control over financial reporting as of December 31, 2018 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-3 with the SEC under the Securities Act. This prospectus is part of the registration statement but the registration statement includes and incorporates by reference additional information and exhibits. We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement and any other document we file with the SEC at the public reference room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding companies, such as ours, that file documents electronically with the SEC. The address of that website is http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to this website or any other website are inactive textual references only.

Investors may also consult Univar’s website at www.univar.com/ for more information about Univar. Information included on this website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. The following documents previously filed with the SEC are incorporated by reference (other than information in such filings deemed, under SEC rules or otherwise, not to have been filed with the SEC):

•	our Annual Report on Form 10-K for the year ended December 31, 2018;

•	our Current Reports on Form 8-K filed on February 8, 2019 and February 20, 2019;

•	the description of our capital stock in the section entitled “Description of Univar Capital Stock” contained the Form S-4, and any amendment or report filed for the purpose of updating such section;

•	the section entitled “Risk Factors” contained in the Form S-4, and any amendment or report filed for the purpose of updating such section.

In addition, all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 that are made after the initial filing date of the registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC), shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents. Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon the written or oral request of any such person, a copy of any or all of these filings (other than exhibits to such documents, unless that exhibit is specifically incorporated by reference to that filing). Requests should be directed to:

Univar Inc.

3075 Highland Parkway, Suite 200

Downers Grove, IL 60515

Attention: Investor Relations

Telephone: (331) 777-6000

UNIVAR INC.

PROSPECTUS

COMMON STOCK

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement:

Securities and Exchange Commission filing fee	$—
Legal fees and expenses	$10,000
Accounting fees and expenses	$10,000
Printing and miscellaneous fees and expenses	$10,000
$30,000

Univar will pay all of the above fees and expenses. All expenses are estimated.

Item 15. Indemnification of Directors and Officers.

Univar is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Under Section 145 of the DGCL, each director and officer of Univar may be indemnified by Univar against all expenses and liabilities (including attorney’s fees, judgments, fines and amounts paid in settlement) actually or reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings (other than a proceeding by or in the right of Univar) in which he or she is involved by reason of the fact that he or she is or was a director or officer of Univar if such director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of Univar and, with respect to any criminal action or proceeding, if he or she had no reasonable cause to believe that his or her conduct was unlawful. If the legal proceeding, however, is by or in the right of Univar, the director or officer (i) may be indemnified by Univar only for expenses (including attorney’s fees) but not for judgments, fines or amounts paid in settlements and (ii) may not be indemnified for expenses in respect of any claim, issue or matter as to which he or she will have been adjudged to be liable to Holdco unless a court determines otherwise.

The Univar charter and bylaws require Univar to indemnify to the fullest extent authorized by the DGCL any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Univar, or is or was serving at the request of Univar as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

As permitted by section 102(b)(7) of the DGCL, the Univar charter eliminates the liability of a director to the corporation or its stockholders for monetary damages for such breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under section 174 of the DGCL; or (iv) from any transaction from which the director derived an improper personal benefit.

Univar maintains primary and excess insurance policies insuring its directors and officers and those of its subsidiaries against certain liabilities that they may incur in their capacity as directors and officers. Under these policies, the insurer, on Univar’s behalf, may also pay amounts for which Univar has granted indemnification to the directors or officers.

Item 16. Exhibits.

The exhibits listed below are filed or incorporated by reference as part of this Registration Statement.

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of Univar Inc. (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-8 (File No. 333-205176) of Univar Inc., filed June 23, 2015)*

3.2	Second Amended and Restated Bylaws of Univar Inc. (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-8 (File No. 333-205176) of Univar Inc., filed June 23, 2015)*

3.3	Amendment to the Second Amended and Restated Bylaws of Univar Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K (File No. 001-37443) of Univar Inc., filed August 23, 2018).*

4.1	Warrant Agreement, dated as of June 5, 2014, by and between WL Ross Holding Corp and Continental Stock Transfer & Trust Company, (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of (File No. 001-36477) Nexeo Solutions Inc., filed June 16, 2014)*

4.2	Addendum to Warrant Agreement, by and between Equiniti Trust Company, as Warrant Agent, and Univar Inc., dated as of June 5, 2014, by and between WL Ross Holding Corp and Continental Stock Transfer & Trust Company

4.3	Form of Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 of (File No. 333-195854) Nexeo Solution Inc., filed May 30, 2014)*

5.1	Opinion of Wachtell, Lipton, Rosen & Katz regarding the validity of the securities being registered (incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-4 (File No. 333-228154) of Univar Inc., filed January 9, 2019)*

23.1	Consent of Wachtell, Lipton, Rosen & Katz (incorporated by reference to Exhibit 5.1 of the Registration Statement on Form S-4 (File No. 333-228154) of Univar Inc., filed January 9, 2019)*

23.2	Consent of Ernst & Young LLP, relating to Univar Inc.’s financial statements

*	Previously filed

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(A)

Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B)

Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the registration statement is on Form S-1 (§239.11 of this chapter), Form S-3 (§239.13 of this chapter), Form SF-3 (§239.45 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement, or, as to a registration statement on Form S-3, Form SF-3 or Form F-3, is contained in a form of prospectus filed pursuant to §230.424(b) of this chapter that is part of the registration statement.

(C)

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form SF-1 (§239.44 of this chapter) or Form SF-3 (§239.45 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(a)(3)) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii)	If the registrant is relying on §230.430D of this chapter:

(A)

Each prospectus filed by the registrant pursuant to §230.424(b)(3) and (h) of this chapter shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to §230.424(b)(2), (b)(5), or (b)(7) of this chapter as part of a registration statement in reliance on §230.430D of this chapter relating to an offering made pursuant to §230.415(a)(1)(vii) or (a)(1)(xii) of this chapter for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 (15 U.S.C. 77j(a)) shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in §230.430D of this chapter, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(7)

If the registrant is relying on §230.430D of this chapter, with respect to any offering of securities registered on Form SF-3 (§239.45 of this chapter), to file the information previously omitted from the prospectus filed as part of an effective registration statement in accordance with §§230.424(h) and 230.430D of this chapter

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Downers Grove, Illinois on the 1st day of March, 2019.

UNIVAR INC.

By:	/s/ David C. Jukes
Name: David C. Jukes
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities on the 1st day of March, 2019.

Signature	Title

*	Executive Chairman of the Board
Stephen D. Newlin

/s/ David C. Jukes	Director, President and Chief Executive Officer
David C. Jukes	(Principal Executive Officer)

*	Director
Joan Braca

Signature	Title

*	Director
Mark J. Byrne

*	Director
Daniel P. Doheny

*	Director
Richard P. Fox

*	Director
Rhonda Germany Ballintyn

*	Director
Edward J. Mooney

*	Director
Christopher D. Pappas

Signature	Title

*	Director
Kerry Preete

*	Director
William S. Stavropoulos

*	Director
David H. Wasserman

*	Director
Robert L. Wood

/s/ Carl J. Lukach	Executive Vice President and Chief Financial Officer
Carl J. Lukach	(Principal Financial Officer and Principal Accounting Officer)